UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7108
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of eBay Inc. (“eBay”) filed with the Securities and Exchange Commission on May 29, 2024 (the “Initial Form 8-K”), which described, among other matters, eBay’s completed sale of (1) 227,115,592 shares of Adevinta ASA (“Adevinta”) to Aurelia BidCo 1 Norway AS in exchange for approximately $2.4 billion in cash and (2) 177,115,591 shares of Adevinta to Aurelia Netherlands TopCo B.V. (“TopCo”) in exchange for the issuance of 177,115,591 shares in TopCo (collectively, the “Transactions”) pursuant to the Bid Conduct Agreement and the Transaction Completion Agreement (each as defined in the Initial Form 8-K). This Amendment amends and supplements the Initial Form 8-K, which is incorporated herein by reference, to include unaudited pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Transactions. No other amendments to the Initial Form 8-K are being made by this Amendment.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma financial information relating to the Transactions required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 to this Amendment and is incorporated herein by reference.

(d) Exhibits.

The following materials are attached as exhibits to this Amendment:

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: June 4, 2024	/s/ Molly Finn
Name: Molly Finn
Title: Vice President & Deputy General Counsel, Corporate & Assistant Secretary